UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2025, DIRTT Environmental Solutions Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2025, the Company issued a press release announcing that Mr. Adrian Zarate had been appointed to the Company’s Board of Directors (the “Board”) effective July 30, 2025, as the nominee director for 22NW Fund, LP (“22NW”), DIRTT’s largest shareholder, pursuant to the Support and Standstill Agreement among DIRTT, 22NW and WWT Opportunity #1 LLC dated August 2, 2024 (the “Agreement”). Mr. Zarate succeeds Mr. Aron English as 22NW’s nominee to the Board pursuant to the Agreement, effective July 30, 2025.

In connection with Mr. Zarate’s appointment to the Board he was also appointed to the Corporate Governance and Compensation Committee of the Board. Based on information provided by Mr. Zarate concerning his background, employment, and affiliations, the Board has determined that he meets the independence requirements under applicable securities laws in Canada and the rules of the Toronto Stock Exchange. As a non-employee director, Mr. Zarate will be entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Director Compensation” in the Company’s definitive proxy statement for its 2025 annual and special meeting of shareholders filed with the SEC on May 28, 2025, which description is incorporated herein by reference. There are no related party transactions between the Company and Mr. Zarate that would require disclosure under Item 404(a) of Regulation S-K. 22NW has a director nomination right pursuant to the Agreement. Mr. Zarate became the director nominee of 22NW pursuant to the Agreement, succeeding Mr. English as the prior nominee.

The Company has entered into its standard form of indemnification agreement with Mr. Zarate, which requires the Company to indemnify him to the fullest extent permitted under the Business Corporations Act (Alberta) and to such greater extent as applicable law may hereafter from time to time permit. The foregoing description of the indemnification agreement does not purport to be complete and should be read in conjunction with and is qualified in its entirety by reference to such agreement, a copy of which will be filed as an exhibit to a subsequent Company filing.

Item 7.01. Regulation FD

The Company issued a press release announcing the director appointment on July 30, 2025. A copy of that press release is furnished as Exhibit 99.2 to this Current Report and incorporated into this Item 7.01 by reference.

The information set forth under Item 7.01 and in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1*	Press release dated July 30, 2025

99.2*	Press release dated July 30, 2025

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date:	July 30, 2025	By:	/s/ Fareeha Khan
Fareeha Khan Chief Financial Officer